Exhibit 99.1

FDCTech appoints Jonathan Baumgart as the new independent Director

Jonathan Baumgart has a prominent career spanning over two decades in over-the-counter brokerage, regulations, technology, sales, and marketing, focusing on retail forex and high-growth financial assets. Jonathan is an industry thought leader, having published over a hundred articles to date.

Irvine, CA: June 10, 2021, FDCTech, Inc. (“FDC” or the “Company,” OTCQB: FDCT), a fintech company with a full suite of digital financial services solutions, today announced the Board of Directors of the Company increased the size of its Board from three to four directors and appointed Jonathan Baumgart, age 39, to the vacancy. Mr. Baumgart is independent under NYSE and NASDAQ listing standards. Accordingly, the Company will compensate Mr. Baumgart for his services on the Board in cash and stock-based equity. The Company has two non-executive directors – Warwick Kerridge, Chairman, and Jonathan Baumgart, Director. The two executive directors are Mitchell Eaglstein, Co-Founder, CEO, and Imran Firoz, Co-Founder, CFO.

“I'm both thrilled and honored to be part of a team that is pioneering the future of online trading. FDCTech has an amazing suite of multi-asset trading technologies that investors and traders around the world in a short time will view as the industry standard,” said Jonathan Baumgart, newly appointed Director of the Company.

Mr. Baumgart is the founder of Atomiq Consulting and has been its Chief Executive Officer since May 2014. Atomiq specializes in the retail forex industry and the trading of other high-growth financial assets. In February 2015, Mr. Baumgart co-founded Money Matter, a boutique financial investments services firm based in Krakow, Poland. Between September 2010 and March 2014, Mr. Baumgart was the Director of Training at Boston Technologies, a technology, market maker, high-frequency trading, and inter-broker broker-dealer in the retail forex, precious metals, and other over-the-counter financial securities. In 2004, Mr. Baumgart completed his undergraduate degree in International Affairs & Economics from the Whittemore School of Business and Economics, University of New Hampshire, Durham.

“I'm very excited to welcome Jonathan to the Board of Directors. As an early thought leader in the online trading space, Jonathan has developed deep insights and knowledge about the entire forex brokerage ecosystem, a rare skill set. Jonathan’s illustrious career in online foreign exchange started in 2010 at a marque forex brokerage firm which led him to become Director of Business Development at a US-based startup fintech that rapidly grew to become the Inc.500 within three years. The appointment of such renowned expert signals the strength of our Company, to attract top-level industry talent and our ability to integrate existing and potential acquisitions of financial service companies,” said Mitchell Eaglstein, Co-Founder and CEO of the Company.

Please visit our SEC filings or Company’s website for more information on the full results and management’s plan.

About Genesis Financial, Inc., a subsidiary of the Company

Genesis is a fintech-powered wealth management company offering financial services through two Australian-regulated entities in wealth management, credit license, and tax and accounting advisory services.

FDCTech, Inc.

FDCTech, Inc. (“FDC”), formerly known as Forex Development Corporation, is a US-based, fully integrated financial technology company. FDC develops and delivers a full suite of technology infrastructure solutions to FX, Crypto, Wealth Management, and other future-proof financial sectors.

Press Release Disclaimer

Some of the statements in this press release may be forward-looking statements or statements of future expectations based on currently available information. Such statements are naturally subject to risks and uncertainties. Factors such as the development of general economic conditions, future market conditions, unusual catastrophic loss events, changes in the capital markets, and other circumstances may cause the actual events or results to be materially different from those anticipated by such statements. The Company does not make any representation or warranty, express or implied, regarding the accuracy, completeness, or updated status of such forward-looking statements or information provided by the third-party. Therefore, in no case whatsoever will Company and its affiliate companies be liable to anyone for any decision made or action taken in conjunction with the information and/or statements in this press release or any related damages.

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FDCTech, Inc.

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www.fdctech.com

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Irvine, CA, 92618